Exhibit 3.1

===============================================================================












                           J. C. PENNEY COMPANY, INC.

                            (A Delaware Corporation)


                             -----------------------



                                     BYLAWS

                           As amended to July 21, 2006















===============================================================================

                                TABLE OF CONTENTS



Article           Title                                                   Pages
-------           -----                                                   ------
    I             Offices                                                     1

    II            Meetings of Stockholders                                 2-10

    III           Board of Directors                                      11-19

    IV            Committees                                              19-23

    V             Officers                                                23-28

    VI            Contracts, Loans, Checks,
                  Drafts, Bank Accounts, Etc.                             29-30

    VII           Books and Records                                       31-32

    VIII          Shares of Stock and Their
                  Transfer                                                32-33

    IX            Dividends and Reserves                                     33

    X             Indemnification of Directors,
                  Officers, Employees, and Agents                         34-35

    XI            Ratification                                               35

    XII           Seal                                                       36

    XIII          Fiscal Year                                                36

    XIV           Waiver of Notice                                        36-37

    XV            Emergency Bylaws                                        37-39

    XVI           Amendments                                                 40

                           J. C. PENNEY COMPANY, INC.

                            (A Delaware Corporation)



                                     BYLAWS



                           --------------------------





                                    ARTICLE I
                                     OFFICES

     SECTION  1.  Registered  Office.  The  registered  office  of J. C.  Penney
                  ------------------
Company, Inc. (hereinafter called the Company) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

     SECTION 2. Other Offices. The Company may also have an office or offices at
                -------------
such other place or places either within or without the State of Delaware as from time to time the Board of Directors may determine or the business of the Company may require.

2

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual  Meetings.  The annual  meeting of  stockholders  for the
                ----------------
election of directors and for the transaction of such other business as may come before the meeting shall be held at such place and time as shall be fixed by the Board of Directors and specified in the notice of the meeting, on the third Tuesday in May in each year, or on such other day as shall be fixed by the Board of Directors and specified in the notice of the meeting. If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as convenient. At such special meeting, the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     SECTION 2. Special  Meetings.  Any action required or permitted to be taken
                -----------------
by the holders of the Common Stock of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. A special meeting of stockholders for any purpose or purposes, unless otherwise prescribed by the laws of the State of Delaware or by the certificate of incorporation, may be called at any time only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Special meetings of stockholders may be held at such place, on such date, and at such time as shall be designated by resolution of the Board of Directors.

     SECTION 3. Notice of Meetings.  Except as otherwise required by the laws of
                ------------------
the State of Delaware or the certificate of incorporation, notice of each annual or special meeting of stockholders shall be given not less than 10 nor more than 60 days before the day on which the meeting is to be held to each stockholder of record entitled to vote at the meeting by delivering a written notice thereof to him or her personally, or by depositing a copy of the notice in the United States mail, postage prepaid, directed to him or her at his or her address as it appears on the records of the Company, or by transmitting the notice thereof to him or her at such address by telegram, cable, radiogram, telephone facsimile, or other appropriate written communication. Except when expressly required by the laws of the State of Delaware, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, date, and time of the meeting, and in the case of a special meeting, the purpose or purposes thereof. Notice of any adjourned session of a meeting of stockholders shall not be required to be given if the place, date, and time thereof are announced at the meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment

4

a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 4. List of  Stockholders.  It shall be the duty of the  officer who
                ---------------------
shall have charge of the stock ledger of the Company to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected, for any purpose germane to the meeting, by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at the meeting.

     SECTION 5.  Quorum.  At each  meeting  of  stockholders,  the  holders of a
                 ------
majority of the issued and outstanding shares of stock of the Company entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting, or any adjourned session thereof, the stockholders of the Company present in person or represented by proxy and entitled to vote, by majority vote, or in the absence of all the stockholders, any officer entitled to preside or act as secretary at the meeting, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION  6.  Organization  and  Conduct  of  Meeting.  At each  meeting  of
                  ---------------------------------------
stockholders, the Chairman of the Board or in his or her absence a Vice Chairman of the Board or in his or her absence a chairman chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be

6

announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem necessary, appropriate, or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION  7.  Notification  of  Stockholder  Business.  At a meeting  of the
                  ---------------------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) in the case of an annual meeting of stockholders, otherwise properly requested to be brought before the meeting by a stockholder of record entitled to vote at the meeting and otherwise a proper subject to be brought before such meeting. For business to be properly requested to be brought before an annual meeting of stockholders, any stockholder who desires to bring any matter (other than the election of directors, which is provided for in Section 15 of Article III of these Bylaws) before such meeting and who is entitled to vote on such matter must give timely written notice of such stockholder's desire to bring such matter before the meeting, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 days in advance of such meeting. A stockholder's notice to the Secretary in this regard shall set forth: (1) the name and address of the stockholder proposing such business, (2) a representation that such stockholder is a record owner of stock of the Company entitled to vote at the meeting and intends to appear in person at the meeting to present the described business, (3) a brief description of the

8

business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (4) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business may be conducted at a meeting except in accordance with the procedures set forth in this Article II of these Bylaws. The chairman of a meeting may, if the facts warrant, or if not in accordance with applicable law, determine and declare to the meeting that business proposed to be brought before a meeting was not a proper subject therefor or was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he may so declare to the meeting, and any such business not a proper subject matter or not properly brought before the meeting shall not be transacted.

     SECTION 8. Voting;  Proxies;  Ballots.  Except as otherwise provided in the
                --------------------------
laws of the State of Delaware or the certificate of incorporation, at every meeting of stockholders, each stockholder of the Company shall be entitled to one vote at the meeting in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Company on the date fixed pursuant to Section 3 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at the meeting. Shares of its own stock belonging to the Company shall not be voted directly or indirectly (except for shares of stock held by the Company in a fiduciary capacity). The vote of any stockholder entitled thereto may be cast in person or by his or her proxy appointed by an instrument in writing, or by a telegram, cablegram, or other means of electronic transmission, to the full extent permitted by the laws of the State of Delaware; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. At all meetings of stockholders, each question (except where other provision is made in the laws of the State of Delaware, in the certificate of incorporation, or in these Bylaws) shall be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon. All elections of directors and all votes on matters set forth in the notice of meeting shall be by written ballot stating the number of shares voted, but except as otherwise provided in the laws of the State of Delaware, the vote on any other matter need not be by ballot unless directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 9.  Inspectors of Election.  The Company  shall,  in advance of any
                 ----------------------
meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more

10

persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

     The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of stock of the Company outstanding and the voting power of each such share, (ii) determine the shares of stock of the Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares of stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                   ARTICLE III
                               BOARD OF DIRECTORS


     SECTION 1.  General  Powers.  The  business,  property,  and affairs of the
                 ---------------
Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by the certificate of incorporation and these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by the laws of the State of Delaware, the certificate of incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

     SECTION 2.  Eligibility and  Retirement.  No person may serve as a director
                 ---------------------------
unless he or she is a stockholder of the Company. Notwithstanding the expiration of a director's term as set forth in Section 3 of this Article III, no person shall be qualified or may continue to serve as a director after attaining age 72.

     SECTION 3. Number and  Classification  of  Directors.  Except as  otherwise
                -----------------------------------------
provided for or fixed by or pursuant to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Company which shall

12

constitute the whole Board of Directors shall be such number, not less than three, as from time to time shall be fixed by the Board of Directors. Subject to the provisions of this Section 3 below, until the 2009 annual meeting of stockholders, when the following classification shall cease, the directors, other than those who may be elected pursuant to the aforesaid provisions of said Article Fourth, shall be classified by the Board of Directors, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. Such classes shall originally consist of a first class of four directors who shall be elected at the annual meeting of stockholders held in 1985 for a term expiring at the annual meeting of stockholders to be held in 1986, and election and qualification of their respective successors; a second class of five directors who shall be elected at the annual meeting of stockholders held in 1985 for a term expiring at the annual meeting of stockholders to be held in 1987, and election and qualification of their respective successors; and a third class of five directors who shall be elected at the annual meeting of stockholders held in 1985 for a term expiring at the annual meeting of stockholders to be held in 1988, and election and qualification of their respective successors. At each annual meeting of stockholders, until the 2007 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of election of such directors and election and qualification of their respective successors. Subject to the provisions of this Section 3 below, until the 2009 annual meeting of stockholders, when the classification of the Board of Directors shall cease, the Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to this Section 3, in order to ensure that the three classes shall be as nearly equal in number as possible. Directors elected at or after the annual meeting of stockholders to be held in 2007 shall hold office until the first annual meeting of stockholders following their election and until his or her successor shall have been duly elected and qualified or until the director's prior death, resignation or removal.

     SECTION 4. Quorum and Manner of Acting.  A majority of the directors at the
                ---------------------------
time in office shall constitute a quorum for the transaction of business at any meeting, which in no case shall be less than one third of the total number of directors. Except as otherwise provided in the laws of the State of Delaware, the certificate of incorporation, or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the absence of a quorum at any meeting of the Board, the meeting need not be held, or a

14

majority of the directors present thereat or if no director be present, the Secretary, may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

     SECTION 5.  Offices;  Places of Meetings.  The Board of Directors  may hold
                 ----------------------------
meetings and have an office or offices at such place or places within or without the State of Delaware as the Board may from time to time determine, and in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof, except where other provision is made in the laws of the State of Delaware, the certificate of incorporation, or these Bylaws.

     SECTION  6.  Annual  Meeting.  The Board of  Directors  shall  meet for the
                  ---------------
purpose of organization, the election of officers, and the transaction of other business, at the time of each annual election of directors. Such meeting may be held prior to the stockholders' meeting, if deemed necessary and appropriate, and if so held, would be held subject to the election of directors at the upcoming stockholders' meeting; provided, however, that no individual not then a director may act as a director prior to his or her election at the upcoming stockholders' meeting. Such meeting shall be called and held at the place and time specified in the notice or waiver and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

     SECTION 7.  Regular  Meetings.  Regular  meetings of the Board of Directors
                 -----------------
shall be held as the Board of Directors shall determine, at such times and places as shall from time to time be determined by the Board, except that in May, the regular meeting shall be held immediately following the adjournment of the annual meeting of the Board. Notice of regular meetings need not be given.

     SECTION 8.  Special  Meetings;  Notice.  Special  meetings  of the Board of
                 --------------------------
Directors shall be held whenever called by the Chairman of the Board or a Vice Chairman of the Board or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such director at his or her residence or such place of business by telegram, cable, radiogram, telephone facsimile, or other appropriate written communication, or delivered personally or by telephone, not later

16

than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided.

     SECTION 9.  Organization.  At each meeting of the Board of  Directors,  the
                 ------------
Chairman of the Board or in his or her absence, a Vice Chairman of the Board or in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary or in his or her absence, an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

     SECTION 10. Order of Business.  At all meetings of the Board of  Directors,
                 -----------------
business shall be transacted in the order determined by the Board.

     SECTION  11.  Resignation.  Any  director  may resign at any time by giving
                   -----------
written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, a Vice Chairman of the Board, or the Secretary. Such resignation shall take effect at the date of receipt of the notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 12. Removal of Directors.  Any director may be removed, either with
                 --------------------
or without cause, at any time, by the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders duly called and held for the purpose or at an annual meeting of stockholders.

     SECTION  13.  Vacancies.  Any vacancy in the Board of  Directors  caused by
                   ---------
death, resignation, removal, disqualification, increase in the number of directors, or any other cause, shall be filled by a majority vote of the remaining directors, even though less than a quorum, or by the stockholders at a special meeting duly called and held for the purpose or at an annual meeting, and each director so elected shall hold office until the next succeeding annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified, including in circumstances where such director's predecessor was elected to a longer term.

     SECTION  14.  Remuneration.  Directors  and  members of any  committee  may
                   ------------
receive such fixed sum per meeting attended, or such annual sum or sums, and such reimbursement for expenses of attendance at meetings, as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the

18

Company in any other capacity and receiving proper compensation therefor.

     SECTION 15.  Notification of  Nominations.  Nominations for the election of
                  ----------------------------
directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     SECTION  16.  Action of the  Board of  Directors  by  Consent.  Any  action
                   -----------------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 1. Executive  Committee.  The Board of Directors may, by resolution
                --------------------
passed by a majority of the whole Board, designate directors of the Company, in such number as the Board shall see fit, but not less than two, as an Executive Committee which shall have and may exercise, during intervals between meetings of the

20

Board, the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority in reference to filling vacancies in its membership, amending the certificate of incorporation (except that the Executive Committee (or any committee designated pursuant to Section 6 of this Article IV) may, to the full extent permitted by the laws of the State of Delaware, make determinations with respect to the issuance of stock of the Company), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, amending these Bylaws, or declaring a dividend. The Executive Committee (or any committee designated pursuant to Section 6 of this Article IV) shall have the power or authority to authorize the issuance of stock of the Company. The Board of Directors shall designate one of the members of the Executive Committee to be the Chairman of the Committee. Each member of the Executive Committee shall continue to act as such only so long as he or she shall be a director of the Company and only during the pleasure of a majority of the whole Board of Directors.

     SECTION 2. Meetings.  Regular meetings of the Executive Committee, of which
                --------
no notice shall be necessary, shall be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of, and communicated to all, the members of the Executive Committee. Special meetings of the Committee may be called at the request of any member. Notice of each special meeting of the Committee shall be mailed to each member thereof, addressed to such member at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such member at his or her residence or such place of business by telegram, cable, radiogram, telephone facsimile, or other appropriate written communication, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of all its members, shall fix its own rules of procedure. The Executive Committee shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings shall have been taken.

22


     SECTION 3.  Quorum and  Manner of Acting.  Not less than a majority  of the
                 ----------------------------
members of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The directors comprising the Committee shall act only as a committee, and such directors, individually, shall have no power as such. Members of the Executive Committee, or any committee designated by the Board of Directors, may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

     SECTION 4. Vacancies.  The Board of Directors, by vote of a majority of the
                ---------
whole Board, shall have power to fill any vacancy in the Executive Committee due to death, resignation, removal, disqualification, or any other cause.

     SECTION  5.  Resignation.  Any  director  may  resign  from  the  Executive
                  -----------
Committee at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, the Chairman of the Executive Committee, a Vice Chairman of the Board, or the Secretary. Such resignation shall take effect at the date of receipt of the notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6. Other  Committees.  The Board of Directors may, by resolution or
                -----------------
resolutions passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more directors of the Company, which shall have and may exercise such powers and authority (subject to the limitations specified in Section 1 of this Article IV) as the Board of Directors may determine and specify in such resolution or resolutions, such committee or committees to have such name or names as may be determined from time to time by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions, and fix the time and place (whether within or without the State of Delaware) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power, either with or without cause, at any time, to change the members of any such committee, to fill vacancies, and to discharge any such committee.

                                    ARTICLE V
                                    OFFICERS


    SECTION 1. Principal Officers. The principal offices of the Company may be a
               ------------------
Chairman of the Board and one or more

24

Vice Chairmen of the Board, each of whom shall be members of the Board of Directors, and members of the Company's Corporate Staff, or successor committee then in place (the number and titles thereof to be determined by the Board of Directors). In addition, there may be such other officers, agents, and employees of the Company as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same person.

     SECTION 2. Election and Term of Office. The officers of the Company, except
                ---------------------------
such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be elected annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, or disqualification.

     SECTION 3.  Appointed  Officers.  In  addition  to the  principal  officers
                 -------------------
enumerated in Section 1 of this Article V, the Company may have such other officers, agents, and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such other officers, agents, or employees.

     SECTION 4.  Removal.  Any officer  may be  removed,  either with or without
                 -------
cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose or except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

     SECTION  5.  Resignation.  Any  officer  may  resign  at any time by giving
                  -----------
written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, a Vice Chairman of the Board, or the Secretary. Such resignation shall take effect at the date of receipt of the notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION  6.   Vacancies.   A  vacancy  in  any  office  because  of  death,
                   ---------
resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

     SECTION 7.  Chairman  of the Board.  The  Chairman  of the Board may be the
                 ----------------------
chief executive officer of the Company. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present.

26

The Chairman of the Board shall have the general supervision of the affairs of the Company, and perform all such duties as are incident to the office or as are properly required of him or her by the Board of Directors. The Chairman of the Board shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, when authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer, agent, or employee of the Company.

     SECTION 8. Vice Chairmen of the Board. The Board of Directors may establish
                --------------------------
the office of Vice Chairman of the Board. In the absence or disability of the Chairman of the Board, a Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board. A Vice Chairman of the Board shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, when authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer, agent, or employee of the Company. In addition, a Vice Chairman of the Board shall have such further powers and perform such further duties as may, from time to time, be assigned to him or her by the Board of Directors or the Chairman of the Board or as may be prescribed by these Bylaws.

     SECTION 9.  Presidents.  The Board of Directors may establish the office of
                 ----------
President of a division, region, or other unit, function, or activity of the Company. A President shall have such powers and perform such duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

     SECTION 10. Vice Presidents.  The Board of Directors may establish  several
                 ---------------
classifications of Vice Presidents, such as Executive Vice Presidents, Senior Vice Presidents, Regional Vice Presidents, and Divisional Vice Presidents. Each Vice President shall have such powers and perform such duties as shall, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

     SECTION 11. The Treasurer.  The Treasurer shall have charge and custody of,
                 -------------
and be responsible for, all funds and securities of the Company, and shall deposit or cause to be deposited all such funds in the name of the Company in such banks, trust companies, and other depositories as shall be selected in accordance with the provisions of these Bylaws; shall render to the Board of Directors, whenever the Board may require him or her so to do, a report of all his or her transactions as Treasurer; and in general, shall perform all duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

28

     SECTION  12.  The  Secretary.  The  Secretary  shall  record or cause to be
                   --------------
recorded in books kept for the purpose the proceedings of the meetings of the stockholders, the Board of Directors, and all committees, if any; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the seal of the Company; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

     SECTION 13. The Controller.  The Controller  shall have charge of the books
                 --------------
and records of account of the Company; shall keep or cause to be kept, and shall be responsible for the keeping of, correct and adequate records of the assets, liabilities, business, and transactions of the Company; shall at all reasonable times exhibit his or her books and records of account to any director of the Company upon application at the office of the Company where such books and records are kept; shall be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Company kept by him or her or under his or her direction; and in general, shall perform all duties incident to the office of Controller and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

                                   ARTICLE VI
              CONTRACTS, LOANS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION  1.  Execution  of  Contracts.  The Board of  Directors,  except as
                  ------------------------
otherwise provided in these Bylaws, may authorize any officer or officers or other person or persons to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors or by the provisions of these Bylaws, no officer or other person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable peculiarly for any purpose or to any amount.

     SECTION 2. Loans. No loan shall be contracted on behalf of the Company, and
                -----
no negotiable papers shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or other person or persons.

     SECTION 3. Checks,  Drafts, etc. All checks, drafts, bills of exchange, and
                ---------------------
other orders for the payment of money, letters of credit, acceptances, obligations, notes, and other evidences of

30

indebtedness, bills of lading, warehouse receipts, and insurance certificates of the Company shall be signed or endorsed by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to sign or endorse any such instrument may be delegated by any such officer or officers or other person or persons.

     SECTION  4. Bank  Accounts.  The Board of  Directors  may from time to time
                 --------------
authorize the opening and maintenance of general and special bank and custodial accounts with such banks, trust companies, and other depositories as it may select. Rules, regulations, and agreements applicable to such accounts may be made, and changed from time to time, by the Board of Directors, including, but without limitation, rules, regulations, and agreements with respect to the use of facsimile and printed signatures. Any of such powers of the Board of Directors with respect to bank and custodial accounts may be delegated by the Board of Directors to any officer or officers or other person or persons as may be designated by the Board of Directors, and if and to the extent authorized by the Board of Directors, any such power may be further delegated by any such officer or officers or other person or persons.

                                   ARTICLE VII
                                BOOKS AND RECORDS

     SECTION 1.  Location.  The books and  records of the Company may be kept at
                 --------
such place or places within or without the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The stock record books shall be kept by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2.  Addresses  of  Stockholders.  Notices of meetings and all other
                 ---------------------------
corporate notices may be delivered personally or mailed to each stockholder at his or her address as it appears on the records of the Company.

     SECTION 3. Fixing Date for  Determination  of  Stockholders  of Record.  In
                -----------------------------------------------------------
order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders

32

shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII
                       SHARES OF STOCK AND THEIR TRANSFER

     SECTION 1.  Certificates  of Stock.  Every  holder of stock of the  Company
                 ----------------------
shall be entitled to have a certificate in such form as the Board of Directors shall prescribe certifying the number of shares owned by him or her in the Company. Each such certificate shall be signed by, or in the name of the Company by, the Chairman of the Board, a Vice Chairman of the Board, a President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may, nevertheless, be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     SECTION 2.  Record,  etc. A record shall be kept of the name of the person,
                 ------------
firm, or corporation owning the stock represented by each certificate of stock of the Company issued, the number of shares represented by each such certificate, and the date thereof, and in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner of record thereof for all purposes as regards the Company.

     SECTION  3.  Transfer  of  Stock.  Transfers  of shares of the stock of the
                  -------------------
Company shall be made only on the books of the Company by the owner of record thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with such officer or agent as shall be designated by the Board of Directors or with the transfer agent of the Company, and on the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

                                   ARTICLE IX
                             DIVIDENDS AND RESERVES

     The Board of Directors may, from time to time, determine whether any, and if any, what part, of the net profits of the Company or of its surplus, available therefor pursuant to law and to the certificate of incorporation, shall be declared as dividends on the stock of the Company. The Board of Directors may, in its discretion, set apart out of any of such net profits or surplus a reserve or reserves for any proper purpose and may abolish any such reserve.

34


                                    ARTICLE X
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

     The Company may indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Article X or as such laws may be amended from time to time, and shall so indemnify to the full extent required by such laws, any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or any constituent corporation absorbed in a consolidation or merger, or serves or served as such with another corporation, partnership, joint venture, trust, or other enterprise at the request of the Company or any such constituent corporation. Notwithstanding any other provision of this Article X or the laws of the State of Delaware to the contrary, no such person shall be entitled to indemnification or the advancement of expenses pursuant to this Article X with respect to any action, suit, or proceeding, or part thereof, brought or made by such person against the Company, unless such indemnification or advancement of expenses (i) is due to such person pursuant to the specific provisions of any agreement in writing between such person and the Company approved by the Company's Board of Directors or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding, or part thereof, by or at the direction of the Company's Board of Directors. Any indemnification or advancement of expenses pursuant to this Article X shall only be made in the specific case by a separate determination made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(iii) by the Company's stockholders, as to entitlement to advancement of expenses and/or indemnification, as the case may be.

                                   ARTICLE XI
                                  RATIFICATION

     Any transaction, questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer, or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors or by the stockholders in case less than a quorum of directors are qualified, and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

36

                                   ARTICLE XII
                                      SEAL

     The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Company and the words and figures "Corporate Seal 1924 Delaware".

                                  ARTICLE XIII
                                   FISCAL YEAR

     The fiscal year of the Company shall end at the close of business on the Saturday closest to January 31 and shall, in each case, begin at the opening of business on the day next succeeding the last day of the preceding fiscal year.

                                   ARTICLE XIV
                                WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of these Bylaws, the certificate of incorporation, or the laws of the State of Delaware, a written waiver thereof, whether in the form of a writing signed by, or a telegram, cable, radiogram, telephone facsimile, or other appropriate written communication from, the person entitled to notice and whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or directors or a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE XV
                                EMERGENCY BYLAWS

     SECTION 1. General. Notwithstanding any other provisions of the certificate
                -------
of incorporation and these Bylaws, the emergency bylaws (hereinafter called Emergency Bylaws) provided in this Article XV shall be operative during any emergency resulting from an attack on the United States or on any locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition (any such condition being hereinafter called an Emergency), as a result of which a quorum of the Board of Directors or the Executive Committee cannot readily be convened for action. To the extent not inconsistent with these Emergency Bylaws, the Bylaws of the Company shall remain in effect during any Emergency. Upon termination of the Emergency, these Emergency Bylaws shall cease to be operative unless and until another Emergency shall occur.

38

     SECTION 2.  Meetings  and Notice of  Meetings.  During  any  Emergency  any
                 ---------------------------------
meeting of the Board of Directors or of the Executive Committee may be called by any director or officer of the Company. Notice of the meeting shall be given by the person calling the meeting, shall state the time and place of the meeting, and shall be required to be given only to such of the directors or members of the Executive Committee, as the case may be, and the persons referred to in
Section 3 of this Article XV as it may be feasible to reach at the time and by any means as may then be feasible at the time.

     SECTION 3. Quorum, Emergency Directors, and Manner of Acting. The directors
                -------------------------------------------------
and members of the Executive Committee, as the case may be, in attendance at a meeting pursuant to Section 2 of this Article XV, which in no case shall be less than two, shall constitute a quorum of the Board of Directors or the Executive Committee, as the case may be, and they may take any action at the meeting, by majority vote, as they shall, in their sole discretion, deem to be in the best interests of the Company. Notwithstanding the foregoing, if the number of directors or members of the Executive Committee, as the case may be, available to constitute a quorum at any such meeting, shall be less than two, additional directors, or additional members of the Executive Committee, as the case may be, in whatever number shall be necessary to constitute a Board or Executive Committee, as the case may be, of at least two members, shall be deemed selected automatically from the officers or other persons designated on a list approved by the Board of Directors before the Emergency, all in such order of priority and subject to such conditions and for such period or periods as may be provided in the resolution approving the list. The Board of Directors or Executive Committee, as the case may be, as so constituted shall continue until the termination of the Emergency. The Board of Directors, either before or during any Emergency, may provide, and from time to time modify, lines of succession in the event that during such Emergency any or all officers of the Company shall for any reason be rendered incapable of discharging their duties. Any additional director or additional member of the Executive Committee, as the case may be, may be removed, either with or without cause, by a majority vote of the remaining directors or members of the Executive Committee, as the case may be, then in office.

     SECTION 4.  Offices;  Places of  Meeting.  The Board of  Directors,  either
                 ----------------------------
before or during any Emergency, may, effective during the Emergency, change the head office of the Company or designate several alternative head offices or regional offices of the Company or authorize the officers to do so.

     SECTION 5. Liability during an Emergency. No officer, director, or employee
                -----------------------------
shall be personally liable for acting in accordance with these Emergency Bylaws, except for willful misconduct.

40

                                   ARTICLE XVI
                                   AMENDMENTS

     Subject to the provisions of the certificate of incorporation, all Bylaws of the Company shall be subject to alteration, amendment, or repeal, in whole or in part, and new bylaws not inconsistent with the laws of the State of Delaware or any provision of the certificate of incorporation may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, provided that in each case notice of the proposed alteration, amendment, or repeal or the proposed new bylaws be included in the notice of the meeting of the Board or the stockholders, or the form of consent thereof, as the case may be.

                                      INDEX
                                      -----

                                                        Article        Pages
                                                        -------        -----
Amendments...............................................XVI              40
Board of Directors.......................................III           11-19
Books and Records........................................VII           31-32
Committees................................................IV           19-23
Contracts, Loans, Checks, Drafts,
     Bank Accounts, etc...................................VI           29-30
Dividends and Reserves....................................IX              33
Emergency Bylaws..........................................XV           37-39
Fiscal Year.............................................XIII              36
Indemnification of Directors,
     Officers, Employees, and Agents.......................X           34-35
Meetings of Stockholders..................................II            2-10
Officers...................................................V           23-28
Offices....................................................I               1
Ratification..............................................XI              35
Seal XII.................................................XII              36
Shares of Stock and Their Transfer......................VIII           32-33
Waiver of Notice.........................................XIV           36-37